                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into effective as of May 9, 1996, by and between C.A. RISER, M.D., an individual resident of Texas ("Seller"), and THE COMPANY DOCTOR, a Delaware corporation ("Purchaser").

         WHEREAS, Seller is a physician engaged in the business of providing medical-related services (the "Business");

         WHEREAS, Purchaser desires to acquire from Seller and Seller desires to transfer to Purchaser, certain properties, assets, and rights of Seller related to the Business, and to assume certain specified liabilities of Seller, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants herein contained, the parties agree as follows:

         1. Purchase and Sale. On the terms and subject to the conditions set forth herein, Seller agrees to and does hereby sell and deliver to Purchaser, and Purchaser agrees to and does hereby purchase from Seller, except for the Excluded Assets (herein so called) listed in Exhibit A1 and the Angle Assets (herein so called) listed in Exhibit A2 that Donald F. Angle, M.D., P.A., a Texas professional association ("Angle P.A."), is purchasing from Seller, all of the properties, assets, and rights of Seller related to the Business (the "Assets"). The parties hereby agree that the Assets consist of every property, asset, and right of Seller related to the Business not specifically identified in Exhibit A1 and Exhibit A2.

         2. Purchase Price. In exchange for the Assets, Purchaser shall pay the following consideration (in the aggregate, the "Purchase Price"):

                 a. Shares of Common Stock, $0.01 par value, of Purchaser (the "TCD Stock") equal to the sum of:

                          (1) 33,334 shares of TCD Stock (which equals $350,000.00 divided by the average of the closing trading price on NASDAQ of a share of TCD Stock for the five most recent trading days prior to May 9, 1996), which Purchaser shall issue to Seller within fifteen (15) days after the Closing Date (as defined herein); and

                          (2) $350,000.00 divided by the closing trading price on NASDAQ of a share of TCD Stock on February 27, 1997, which Purchaser shall issue to Seller by March 15, 1997.





Asset Purchase Agreement                                                Page -1-

         Such aggregate number of shares set forth and calculated in Section 2(a)(1) and Section 2(a)(2) of this Agreement being referred to hereinafter as the "TCD Shares;"

                 b. Upon Seller's written request at any time after the date hereof and before February 6, 1997, Purchaser shall file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to, and shall use its best efforts to cause to be effective, the registration under the Securities Act of the TCD Shares not later than February 28, 1997 (the "Registration"). If Purchaser fails to timely cause the Registration, Seller shall have the right, exercisable by Seller giving written notice to Purchaser subsequent to February 28, 1997, but prior to April 28, 1997, to rescind the transfer of the TCD Shares, in which event (i) Seller shall return the TCD Shares to Purchaser and (ii) Purchaser shall pay to Seller within 30 days after Purchaser receives Seller's notice of rescission of the transfer of the TCD Shares the greater of (1) $700,000, or (2) the market value of the TCD Shares which would have been registered pursuant to Sections 2(a)(1) and 2(a)(2), calculated based upon the NASDAQ closing price of the TCD Stock as of February 27, 1997 (the "Rescission Amount"). Failure by the Purchaser to timely cause the Registration of the TCD Shares and to timely pay to Seller the Rescission Amount shall constitute an Event of Default for purposes of that certain Security Agreement between Purchaser and Seller, dated effective May 9, 1996, and shall constitute an Event of Default for purposes of that certain Security Agreement between Angle P.A. and Seller, dated effective May 9, 1996; and

                 c. Purchaser hereby assumes and agrees to pay and perform the liabilities of Seller set forth in Exhibit B (the "Assumed Liabilities"). Purchaser does not assume any Liabilities of Seller other than the Assumed Liabilities and Seller recognizes that Seller shall remain responsible for all of its Liabilities, other than the Assumed Liabilities. Seller specifically acknowledges that it will remain liable and responsible for the Liabilities on Exhibit C (the "Retained Liabilities"). Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against each and every demand, claim, loss (including, without limitation, any diminution in value), liability, item of damage, cost and expense (including, without limitation, the reasonable fees, disbursements and expenses of attorneys) of any kind whatsoever asserted against, imposed upon, or incurred by Seller by reason of or resulting from the Assumed Liabilities on or after the Effective Date.

         3. Closing. The transactions contemplated hereby will be consummated at a Closing (herein so called) to be held on August 15,





Asset Purchase Agreement                                                Page -2-

1996, at such time and place as the parties agree. The date on which Closing occurs is referred to herein as the "Closing Date." At Closing, the parties shall execute and deliver, or cause to happen, the following:

                 a. Seller shall deliver to Purchaser a bill of sale (in a form acceptable to Purchaser) evidencing the sale, delivery, transfer, and assignment to Purchaser of good and marketable title to the Assets, free and clear of all liens, liabilities, claims, and encumbrances, except those listed in Exhibit B; and

                 b. Each party to this Agreement shall perform any and all further acts and execute and deliver any and all documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement.

         4. Representations and Warranties of Seller. Seller represents and warrants that the following are true and correct as of the Effective Date, and will be true and correct on the Closing Date:

                 a. Citizenship. Seller is a citizen or lawful, permanent resident of the United States and has never been convicted of a felony or a crime of moral turpitude;

                 b. Licensure. Seller is a physician currently licensed to practice medicine by, and in good standing with, the Texas State Board of Medical Examiners;

                 c. Liabilities. As of the Closing Date there are no liabilities or obligations whatsoever of Seller relating in any way to the Business or the Assets whatsoever, accrued, fixed, contingent or otherwise, known or which should be known, and asserted or unasserted (collectively, the "Liabilities" and singly, a "Liability"), except for the Assumed Liabilities and the Retained Liabilities. Except as set forth in Exhibit B and Exhibit C, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any Liability of any person, corporation, limited liability company, association, partnership, joint venture, trust or other entity. The Liabilities which are to be retained by Seller and which are not to be transferred to, or assumed by, Purchaser are the Retained Liabilities. Seller knows of no basis for the assertion of any Liability of any nature or in any amount other than those set forth in Exhibit B and Exhibit C;

                 d. Disclosure. Seller is a sophisticated investor, skilled and knowledgeable in securities matters. In making a





Asset Purchase Agreement                                                Page -3-
         decision to enter into this Agreement, Seller has had access to all information that he considers necessary or advisable to make a decision concerning his acquisition of the TCD Shares and has had an opportunity to ask questions of representatives of The Company Doctor concerning such information and to review the files and records of The Company Doctor. In particular, and without limiting the generality of the foregoing, Seller has analyzed, or has had an opportunity to analyze, and is familiar with the business operations and financial condition and results of The Company Doctor, and has reviewed its financial statements and other information publicly available with respect to The Company Doctor, including (without limitation) its most recent Prospectus as filed with the SEC;

                 e. Contracts and Commitments with Third Parties. There is set forth on Exhibit D a list of all outstanding contracts and agreements, whether or not in writing, which relate to the Business or the Assets, including, but not limited to, insurance policies, to which Seller is a party or to which any of the Assets are subject;

                 f. Title to the Assets. Except for those Assets listed in Exhibit D which require third party consent to transfer, Seller has good and marketable title to the Assets free and clear of any pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever;

                 g. Litigation. Except for those lawsuits listed in Exhibit G, there is no claim, litigation, action, suit, or proceeding, administrative or judicial, pending or, to Seller's knowledge, threatened against Seller relating to the Business, or involving the Assets, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency, or other governmental authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise;

                 h. Assets. Except for the Excluded Assets and the Angle Assets, the Assets include all the assets used by Seller to operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date;

                 i. Taxes. As of the date hereof, all returns and reports of or relating to any foreign, federal, state, or local tax that are required to be filed on or before the Closing Date for, by, on behalf of, or with respect to Seller and the Business, including, but not limited to, those relating to the income, business, operations, or Assets of the Business, have been or will be timely filed with the appropriate foreign, federal, state, and local authorities on or before the Closing Date;





Asset Purchase Agreement                                                Page -4-

                 j.       Employee and Labor Matters and Plans.

                          (1) As of the date hereof, except for the Simplified Employee Pension Plan which will be terminated prior to closing, the Business has no pension or welfare plans as defined in Sections 3(1) and 3(2) of ERISA, or any other pension plans, welfare plans, profit-sharing plans, deferred compensation plans, consultant plans, bonus plans, or arrangements or any other similar plans, agreements, and arrangements for the benefit of directors, officers, or employees or former employees (or beneficiaries thereof) of the Business;

                          (2) Neither the Business nor any plan as defined in Section 3(2) of ERISA previously maintained by it (collectively, the "Plans" and singly, a "Plan") has incurred any liability to the Pension Benefit Guaranty Corporation or excise tax to the IRS with respect to any Plan, and the Business has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or has any obligation to contribute to, a multi-employee Plan. No Plan, if any, previously maintained by the Business will result in any tax on or material liability of the Business. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Plan or any Plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Business is or was a member;

                          (3) There are no claims pending or, to the knowledge of the Seller, threatened, involving any pension or welfare Plans or any other matter relating to employment by a current or former employee (or beneficiary thereof) of the Business;

                 k. Restriction on Sale of the TCD Shares. As acknowledged in the investor letter from Seller to Purchaser, dated effective May 9, 1996, Seller is prohibited from offering for sale, selling, or otherwise transferring any of the TCD Shares prior to Registration of such shares. Furthermore, for a period of one year beginning on February 28, 1997, Seller shall not sell, assign, transfer, deliver, burden, pledge, or encumber in any one month more than one-twelfth (1/12th) of the TCD Shares;

                 l. Compliance with Laws. To the best of Seller's knowledge after reasonable inquiry, the Business has been operated in compliance with all applicable laws;





Asset Purchase Agreement                                                Page -5-

                 m. Breach of Agreements. To the best of Seller's knowledge after reasonable inquiry, this Agreement does not breach any agreement to which Seller is a party or which covers the Assets;

                 n. Survival of Representations and Warranties. The representations and warranties set forth in this Section 4 of this Agreement shall survive the consummation of the transactions contemplated in this Agreement.

         5. Representations and Warranties of Purchaser. Purchaser represents and warrants that the following are true and correct as of the Effective Date, and will be true and correct on the Closing Date:

                 a. Organization of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                 b. Authorization of Purchaser. Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

                 c. Survival of Representations and Warranties. The representations and warranties set forth in this Section 5 of this Agreement shall survive the consummation of the transactions contemplated in this Agreement;

                 d. Qualified to do Business. Purchaser is duly qualified to do business as a foreign corporation in Texas.

         6. Indemnity by Seller. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against each and every demand, claim, loss (including, without limitation, any diminution in value), Liability, item of damages, cost and expense (including, without limitation, the reasonable fees, disbursements and expenses of attorneys) of any kind whatsoever asserted against, imposed upon, or incurred by Purchaser by reason of or resulting from (a) a breach of any representation or warranty of Seller in or made pursuant to this Agreement and (b) those Retained Liabilities.

         7. Effective Date. The parties to this Agreement hereby understand and agree that the Effective Date (herein so called) of the purchase and sale of the Assets shall be May 9, 1996 and that such date may be different than the Closing Date.

         8.      Miscellaneous.

                 a. Entire Agreement. This Agreement and the other agreements expressly contemplated herein supersede any and all





Asset Purchase Agreement                                                Page -6-
         other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect thereto;

                 b. Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which or whom it is sought to charged. The waiver by either party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party;

                 c. Governing Law. The laws of the State of Texas shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder. This Agreement shall be performable in Harris County, Texas. Venue of any litigation arising hereunder shall be in a court of competent jurisdiction in Harris County, Texas;

                 d. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered;

                 e. Costs. The parties hereto shall pay all of their own expenses relating to the negotiation, documentation, and closing of the transactions contemplated by this Agreement, including (without limitation) the fees and expenses of their respective counsel, accountants, and financial advisors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled;

                 f. Assignment. Neither party may assign this Agreement without the prior, express, and written consent of the other party hereto, which consent may be withheld in such other party's sole discretion;

                 g. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective personal representatives, heirs, successors, and permitted assigns;





Asset Purchase Agreement                                                Page -7-

                 h. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any right enforceable by any person not a party to this Agreement;

                 i. Simplified Employee Pension Plan. Seller shall take all action necessary to terminate his Simplified Employee Pension Plan and distribute all assets thereof to participants prior to Closing, and such actions shall be a condition precedent the Closing.





Asset Purchase Agreement                                                Page -8-

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SELLER
                                        ------



                                        /s/ C.A. Riser, M.D.
                                        --------------------
                                        C.A. RISER, M.D.

                                        PURCHASER


                                        THE COMPANY DOCTOR



                                        By:  /s/ Robert K. Aiken
                                             -----------------------------------
                                        Name:  Robert K. Aiken
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------





Asset Purchase Agreement                                                Page -9-

                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is made and entered into effective as of May 9, 1996, by and between THE COMPANY DOCTOR, a Delaware corporation ("Grantor"), and C.A. RISER, M.D., an individual resident of Texas ("Lender").

         WHEREAS, Lender has, among other things, loaned Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) to Donald F. Angle, M.D., P.A., a Texas professional Association ("Angle P.A."), pursuant to that certain Secured Promissory Note by Angle P.A. in favor of Lender, dated effective May 9, 1996 (the "Promissory Note"), a copy of which is attached as Exhibit A; and

         WHEREAS, Grantor has guaranteed the Promissory Note upon a determination that the timely payment by Angle P.A. of the Promissory Note is necessary and convenient to the conduct, promotion, and attainment of the business of Grantor; and

         WHEREAS, Grantor has agreed in that certain Asset Purchase Agreement between Lender and Grantor, dated effective May 9, 1996 (the "TCD Asset Purchase Agreement"), to timely register the TCD Shares (as herein defined) and has further agreed to pay to Lender a specified sum of money in the event Grantor fails to timely register the TCD Shares; and

         WHEREAS, it is a condition to acceptance by Lender of the Promissory Note and the TCD Asset Purchase Agreement that Grantor grant a security interest in and pledge as security for its guaranty of the Promissory Note and agreement to timely register the TCD Shares, and all other agreements and instruments relating to the indebtedness evidenced thereby (such instruments and agreements, together with this Agreement, are referred to herein collectively as the "Loan Documents") all of the Assets (as defined herein) purchased by Grantor from Lender for consideration consisting in part of the Promissory Note and the TCD Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

                 "Accounts" has the meaning assigned in Section 9.106 of the UCC.





Security Agreement                                                      Page -1-

                 "Angle P.A. Asset Purchase Agreement" means that certain Asset Purchase Agreement between Angle P.A. and Lender, dated effective May 9, 1996.

                 "Angle P.A. Security Agreement" means that certain Security Agreement between Angle P.A. and Lender, dated effective May 9, 1996.

                 "Assets" has the meaning assigned in the TCD Asset Purchase Agreement.

                 "Collateral" has the meaning assigned in Section 2 of this Agreement.

                 "Equipment" has the meaning assigned in Section 9.109(2) of the UCC.

                 "Event of Default" means (i) the failure, refusal, or neglect of Grantor to perform or comply with any of its covenants, obligations, or agreements hereunder, (ii) the occurrence of a default or an Event of Default under or as defined in the Promissory Note or in any other Loan Document, (iii) the failure of Grantor to timely cause the Registration of the TCD Shares and to timely pay to Lender the Rescission Amount, and/or (iv) the failure of Angle P.A. to perform its duties or to comply with its obligations in Section 2(b) of the Angle P.A. Asset Purchase Agreement.

                 "Fixtures" has the meaning assigned in Section 9.313(a)(1) of the UCC.

                 "General Intangibles" has the meaning assigned in Section
         9.106 of the UCC.

                 "Inventory" has the meaning assigned in Section 9.109(4) of the UCC.

                 "Lien" means with respect to any asset, mortgage, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, including (without limitation) the rights of a lessor under any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles (in this definition, a "Capital Lease") to the asset which is the subject of such Capital Lease. For purposes of this Agreement, a person or entity shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.





Security Agreement                                                      Page -2-

                 "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the loan evidenced by the Loan Documents at such time to exceed the maximum amount which Lender would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

                 "Obligations" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of Grantor to Lender arising pursuant to the Loan Documents, and all interest accrued thereon and reasonable costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

                 "Proceeds" means all "Proceeds" as such term is defined in
         Section 9.306(a) of the UCC.

                 "Registration" has the meaning assigned in the TCD Asset Purchase Agreement.

                 "Rescission Amount" has the meaning assigned in the TCD Asset Purchase Agreement.

                 "TCD Shares" has the meaning assigned in the TCD Asset Purchase Agreement.

                 "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Obligations, but subject to the limitations of Section 5 hereof, Grantor hereby assigns, mortgages, pledges, and hypothecates to Lender, and hereby grants to Lender a continuing first and prior lien and security interest, in all of the Assets (collectively, the "Collateral"), which may consist of:

                 a.       all Equipment;

                 b.       all Inventory;

                 c.       all Accounts;

                 d.       all Fixtures;

                 e.       all General Intangibles; and





Security Agreement                                                      Page -3-

                 f. to the extent not otherwise included, all accessions to, substitutions for and all replacements, betterments, Proceeds, and products of any and all of the foregoing.

         3. Representations and Warranties. Grantor hereby represents and warrants that:

                 a. Location of Tangible Property. The Inventory and Equipment are kept at Grantor's place of business which is located at 4308 Garth Road, Baytown, Texas 77521.

                 b. Chief Executive Office. Grantor's chief executive office is located at 5215 N. O'Connor Blvd, Suite 1800, Irving, Texas 75039.

                 c. Power and Authority; Authorization. Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens and security interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery, and performance of, and grant of the Liens and security interests in the Collateral pursuant to, this Agreement.

         4. Covenants. Grantor covenants and agrees with Lender that, from and after the date of this Agreement until the Obligations are paid in full:

                 a. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further assignments, certificates, supplemental writings, instruments, and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests evidenced hereby. A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 b. Right of Inspection. Lender and its representatives shall at all times also have the right upon reasonable notice and during normal business hours to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. Grantor shall pay the costs





Security Agreement                                                      Page -4-
         incurred by Lender in connection with any such exercise of its rights pursuant to this Section 4(b).

                 c. Maintenance of Insurance. Grantor will maintain insurance at all times with respect to all tangible Collateral insuring against risks of fire (including so-called extended coverage), theft, and other risks as Grantor may deem appropriate, containing such terms, in such form and amounts, and written by such companies as may be determined by Grantor.

                 d.       Changes in Locations, Name, etc.  Grantor will not
         (i) change the location of its chief executive office from that specified in Section 3(b), (ii) permit any of the Collateral to be kept at a location other than those specified in Section 3(a), or
         (iii) change its name, identity, or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading, unless it shall give prior written notice as soon as practicable thereof and prior to effecting any such change take such steps as Lender may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

         5. Remedies. If an Event of Default shall occur, Lender shall notify Grantor in writing of the Event of Default and Grantor shall have thirty
(30) days from receipt of notice to cure the Event of Default. In the event Grantor does not cure the Event of Default within thirty (30) days of notice, Grantor shall transfer and deliver possession of the Assets to Lender against Lender's transfer and delivery of the TCD Shares to Grantor (duly endorsed for transfer accompanied by duly executed stock powers) and Lender's agreement in writing to assume and pay or perform in full all liabilities relating to the Assets transferred and delivered to Lender pursuant to this Section 5 of this Agreement. Furthermore, it is the express intent of the parties that the remedies provided for in this Section 5 of this Agreement and the remedies provided for in Section 5 of the Angle P.A. Security Agreement are Lender's sole remedies in the event of an uncured Event of Default.

         6. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom so as to achieve the original intent of Grantor and Lender. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal,





Security Agreement                                                      Page -5-
invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         7. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.      Exclusive Remedies.  The rights and remedies provided in
Section 5 of this Agreement and in Section 5 of the Angle P.A. Security Agreement shall be Lender's exclusive remedies in the event of an uncured Event of Default.

         9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except, that Grantor may not assign or otherwise transfer any of its rights under this Agreement.

         10. Limitation on Interest. Regardless of any provision contained in this Agreement or in the other Loan Documents, Lender shall never be entitled to receive, collect, or apply, as interest on the loan evidenced thereby, any amount in excess of the Maximum Lawful Rate, and in the event Lender ever receives, collects, or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the loan is paid in full, any remaining excess shall promptly be paid to Grantor. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Grantor and Lender shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Promissory Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Promissory Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Lender shall refund to Grantor the amount of such excess and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Lawful Rate.

         11. Applicable Law; Jurisdiction. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE INTERNAL LAWS (BUT NOT THE CONFLICTS OF LAWS RULES) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION,





Security Agreement                                                      Page -6-

ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. GRANTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE COURT SITTING IN THE COUNTY OF HARRIS, STATE OF TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF TEXAS, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER, ON THE ONE HAND, AND GRANTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

         12. Notices. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by courier, sent by telegram or telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by courier, telegram, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this Section.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered.

         14. No Waiver. No course of dealing between Lender and Grantor, nor any failure to exercise, nor any delay in exercising on the part of Lender any right hereunder or under the Loan Documents shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

         15. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by Lender and Grantor.

         16. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





Security Agreement                                                      Page -7-

         IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                         Grantor:

Address:                                 THE COMPANY DOCTOR

                                         By:
- ------------------------------------        ------------------------------------
                                         Name:
- ------------------------------------          ----------------------------------
Attn:                                    Title:
      ------------------------------           ---------------------------------
Telecopy:
         ---------------------------
                                         Lender:

Address:

- ------------------------------------     ---------------------------------------
                                         C.A. RISER, M.D.
- ------------------------------------
Telecopy:
         ---------------------------




Security Agreement                                                      Page -8-